SCHEDULE 14A
(Rule 14a-1)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

ORIENTAL FINANCIAL GROUP INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ORIENTAL FINANCIAL GROUP INC.
1000 Marginal San Roberto Street
San Juan, Puerto Rico 00926
(787) 771-6800
http://www.orientalonline.com

NOTICE OF ANNUAL MEETING
To Be Held on October 28, 2002

Dear Stockholder:

     You are cordially invited to attend the annual meeting of stockholders of Oriental Financial Group Inc. (the “Company”), which will be held at conference room 9-A of the McConnell Valdés law offices located at 270 Muñoz Rivera Avenue, Ninth Floor, San Juan, Puerto Rico, on Monday, October 28, 2002, at 10:00 a.m. for the following purposes, all of which are more completely set forth in the accompanying proxy statement:

(1)	To elect (a) one director to a two-year term expiring at the 2004 annual meeting of stockholders or until his successor is duly elected and qualified, and (b) three directors to three-year terms expiring at the 2005 annual meeting of stockholders or until their successors are duly elected and qualified; and

(2)	To transact such other business as may properly come before the 2002 annual meeting of stockholders or at any adjournment or postponement thereof. Except with respect to procedural matters incident to the conduct of the meeting, management at present knows of no other business to be brought before the meeting.

     Information relating to the above matters is set forth in the accompanying proxy statement. Stockholders of record at the close of business on September 27, 2002, are entitled to notice of and to vote at this meeting.

BY ORDER OF THE BOARD OF DIRECTORS

José Enrique Fernández Chairman of the Board, President and Chief Executive Officer

October 1, 2002 San Juan, Puerto Rico

It is important that your shares be represented regardless of the number you own. Even if you plan to be present, you are urged to complete, sign, date and return, promptly, the enclosed proxy card in the envelope provided. If you attend the meeting, you may vote either in person or by your proxy. Any proxy given may be revoked by you in writing or in person at any time prior to the exercise thereof. If you plan to attend the meeting, you must show at the entrance to the meeting proof of ownership of the Company’s shares of common stock or a proper identification card. If your shares are not registered in your own name and you plan to attend the meeting and vote your shares in person, you must contact your broker or agent in whose name your shares are registered to obtain a broker’s proxy issued in your name and bring it to the meeting in order to vote.

PROXY STATEMENT
SOLICITATION OF PROXIES
VOTING STOCK OUTSTANDING AND VOTE REQUIRED FOR APPROVAL
PROPOSAL 1: ELECTION OF DIRECTORS
CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
INFORMATION WITH RESPECT TO DIRECTORS
Directors Whose Terms Expire In 2003
Directors Whose Terms Expire In 2004
Executive Officers Who Are Not Directors
BOARD MEETINGS AND COMMITTEES
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION/SAR GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES
Employment Agreements
401(k)/1165(e) Plan
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
Bonus
Long-Term Compensation
Fiscal Year 2002 Results
Compensation of Chairman, President and Chief Executive Officer
Compensation Committee Interlocks and Insider Participation
AUDIT COMMITTEE REPORT
INDEBTEDNESS OF MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PERFORMANCE GRAPH
INDEPENDENT AUDITORS
Audit Fees
Financial Information Systems Design and Implementation Fees
All Other Fees
STOCKHOLDERS’ PROPOSALS
ANNUAL REPORTS
APPENDIX A

ORIENTAL FINANCIAL GROUP INC.

PROXY STATEMENT
For the Annual Meeting of Stockholders
To be held on Monday, October 28, 2002

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Oriental Financial Group Inc. (the “Company”) of proxies to be voted at the annual meeting of stockholders to be held on Monday, October 28, 2002 (the “Annual Meeting”) at 10:00 a.m., at conference room 9-A of the McConnell Valdés law offices located at 270 Muñoz Rivera Avenue, Ninth Floor, San Juan, Puerto Rico, and at any adjournment or postponement thereof, for the purposes set forth herein. This Proxy Statement is expected to be mailed to stockholders on or about October 1, 2002.

     Each proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted for the matters described below. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by: (i) filing with the Secretary of the Company written notice thereof (addressed to: Carlos O. Souffront, Esq., Secretary, Oriental Financial Group Inc., c/o McConnell Valdés, P.O. Box 364225, San Juan, Puerto Rico 00936-4225); (ii) submitting a duly executed proxy bearing a later date; or (iii) by appearing personally at the Annual Meeting and giving the Secretary notice of his/her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting, including any adjournment or postponement thereof, and will not be used for any other purpose.

     Each proxy solicited hereby also confers discretionary authority on the Board of Directors of the Company to vote the proxy with respect to: (i) the approval of the minutes of the last annual meeting of stockholders; (ii) the election of any person as director if any nominee is unable to serve or, for good cause, will not serve; (iii) matters incident to the conduct of the Annual Meeting; and (iv) such other matters as may properly come before the Annual Meeting. Except with respect to procedural matters incident to the conduct of the Annual Meeting, management is not aware of any business that may properly come before the meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

SOLICITATION OF PROXIES

     The cost of solicitation of proxies will be borne by the Company. The Company has retained the services of American Stock Transfer & Trust Company, which also acts as the Company’s transfer agent and registrar, to assist the Company in the solicitation of proxies for the Annual Meeting. The fee to be paid to such firm for these services is not expected to exceed $1,500, plus reimbursement of all reasonable out-of-pocket expenses. The Company will also reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy materials to the beneficial owners of the Company’s shares of common stock, $1.00 par value per share (the “Common Stock”). In addition to solicitations by mail, directors, officers and employees of the Company or any of its subsidiaries may solicit proxies personally, by telephone or otherwise without additional compensation.

VOTING STOCK OUTSTANDING
AND VOTE REQUIRED FOR APPROVAL

     Only holders of shares of Common Stock of record at the close of business on September 27, 2002 (the “Voting Record Date”) will be entitled to vote at the Annual Meeting. The total number of shares of Common Stock outstanding on the Voting Record Date and eligible to cast votes at the Annual Meeting is 13,780,767. On the Voting Record Date, there were outstanding 1,340,000 shares of 7.125% noncumulative monthly income preferred stock, Series A, $1.00 par value per share (the “Preferred Stock”). The shares of Preferred Stock are not entitled to vote at the Annual Meeting.

     The presence, either in person or by proxy, of at least a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. For purposes of determining quorum, abstentions and broker non-votes will be treated as shares that are present and entitled to vote. A broker non-vote results when a broker or nominee has expressly indicated that it does not have discretionary authority to vote on a particular matter. Action with respect to Proposal 1, “Election of Directors”, shall be taken by a majority of the votes cast. Therefore, abstentions and broker non-votes will not have an effect on the election of directors. With respect to this proposal, each holder of shares of Common Stock has the right to cumulate his/her votes as described below under “CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS”.

PROPOSAL 1: ELECTION OF DIRECTORS

     The By-laws of the Company provide that the Board of Directors shall consist of such number of directors as shall be fixed from time to time by Board resolution. The number of directors as established by resolution is presently nine. The Company’s Certificate of Incorporation, as amended, and By-laws also provide that the Board of Directors shall be divided into three classes of directors as nearly equal in number as possible. The members of each class are to be elected for a term of three years and until their successors are duly elected and qualified. Only one class of directors is to be elected annually.

     Other than Mr. José Enrique Fernández’s employment agreement with Oriental Bank and Trust (the “Bank”), a Puerto Rico commercial bank and a wholly-owned subsidiary of the Company, which requires the Board of Directors of the Bank to nominate him for election as a director of the Bank and, if elected, as Chairman of the Bank’s Board of Directors, there are no arrangements or understandings between the Company or the Bank and any person pursuant to which such person has been elected a director. Except for Mr. Fernández, who is the father of José E. Fernández-Richards, an executive officer of the Company, no other director is related to any other director or executive officer of the Company, including its subsidiaries, by blood, marriage or adoption (excluding those that are more remote than first cousin).

     Mr. Miguel Vazquez-Deynes has been nominated as director for a two-year term expiring in 2004. Set forth below is certain information with respect to such nominee.

     Miguel Vazquez-Deynes (Age 64) - Director of the Company since 2002 (including terms as director of the Bank). Mr. Vazquez-Deynes was the President and Chief Executive Officer of Triple-S Management Corp. (an insurance company in Puerto Rico) from 1990 to 2001. He served as the President and General Manager for Puerto Rico and northern Latin American operations of NCR Corporation from 1987 to 1990. He was Vice President and General Manager of Automotive Equipment, Inc. from 1965 to 1969. In 1969, he began working as a branch manager for MAI del Caribe, Inc., and later became President of that company until 1979. He has also served in the boards of directors of several corporations and non-profit organizations, including: Puerto Rico Art Museum (Chairman 2001), Ethics Committee of the Puerto Rico Chamber of Commerce (Chairman 1998), Luis Muñoz Marin Foundation (director 1997), Puerto Rico Insurance Company Association (ACODESE) (Treasurer 1997), GM Group, Inc. (director 1994 — present), San Juan Rotary Club (director 1990 — present), Puerto Rico Chamber of Commerce (President 1994 — 1996; First Vice President 1992 — 1994), Puerto Rico National Guard Military Stores (Vice President 1992 - 1994), Ashford Medical Presbyterian Hospital (Vice President 1984 — 1986), Puerto Rico Manufacturer’s Association (Chairman of the Resolutions Committee 1984 — 1985).

     Messrs. Pablo I. Altieri, M.D., Diego Perdomo, C.P.A. and Francisco Arriví have been nominated as directors for three-year terms expiring in 2005. Set forth below is certain information with respect to such nominees.

     Pablo I. Altieri, M.D. (Age 57) - Director of the Company since 1990 (including terms as director of the Bank). He is a cardiologist and a Professor of Medicine and Physiology at the University of Puerto Rico School of Medicine. Dr. Altieri is also a member of the Board of Directors of Corporacion para el Desarrollo Tecnologico de Recursos Tropicales de Puerto Rico (a charitable organization) located in San Juan, Puerto Rico, and a member of the Board of Directors of Casa Roig Foundation (a charitable organization) in Humacao, Puerto Rico.

     Diego Perdomo, C.P.A. (Age 67) - Director of the Company since 1996 (including terms as director of the Bank). Mr. Perdomo is a certified public accountant and has been a partner of Diego Perdomo & Company (an accounting firm), San Juan, Puerto Rico, since 1968.

     Francisco Arriví (Age 56) - Director of the Company since 1998 (including terms as director of the Bank). Mr. Arriví has been the President and Chief Executive Officer of Pulte International Caribbean Corp., a subsidiary of Pulte Corporation (a publicly traded company), San Juan, Puerto Rico, since March 1999. He was the President and Chief Executive Officer of Interstate General Properties LP, S.E., a subsidiary of Interstate General Company LP (a publicly traded company), San Juan, Puerto Rico, from 1995 to 1999, and Vice President and Chief Financial Officer of that company, from 1990 to 1995. He was also a director of Interstate General Properties LP, S.E. from 1996 to 1998. He was also Vice President and Manager of the Real Estate Department of The Chase Manhattan Bank, San Juan, Puerto Rico, from 1985 to 1990. He served as a director of American Communities Property Trust (a publicly traded company), San Juan, Puerto Rico, from 1998 to 1999. Since May 2001, he serves as a director of the Puerto Rico Aqueduct and Sewer Authority (a government instrumentality of the Commonwealth of Puerto Rico).

     Unless otherwise directed, each proxy executed and returned by a stockholder will be distributed equally between the three nominees designated by the Board of Directors or in such other fashion as will most likely ensure the election of such nominees.

     If any person named as a nominee is unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for a replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed above may not be able to serve as a director if elected.

The Board of Directors Recommends
that Stockholders Vote “For” Proposal 1.

CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS

     Pursuant to the By-laws of the Company, holders of shares of Common Stock have the right to cumulate their votes at annual meetings in which more than one director is being elected. Cumulative voting entitles each holder of Common Stock to a number of votes equal to the number of shares of Common Stock held by him/her multiplied by the number of directors to be elected. A holder of shares of Common Stock may cast all or any number of such votes for one nominee or distribute such votes among any two or more nominees as he/she desires. Thus, for example, for the election of the three nominees being considered at this Annual Meeting, a stockholder owning 1,000 shares of Common Stock is entitled to 3,000 votes, and may distribute such votes equally among the nominees for election, cast them for the election of only one of such nominees, or otherwise distribute such votes as he/she desires.

     In the absence of any express indication that the shares to be voted should be cumulated in a particular fashion, the votes represented by executed proxies will be distributed equally among the four nominees designated by the Board of Directors or in such other fashion as will most likely ensure the election of all the nominees.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as to the shares of Common Stock beneficially owned, as of July 31, 2002, by the only person known to the Company to be the beneficial owner of 5% or more of the total number of shares of Common Stock outstanding.

	Amount and Nature of
Name and Address of	Beneficial Ownership	Percent of
Beneficial Owner	of Common Stock(1)	Common Stock

José Enrique Fernández 1717 Lilas San Francisco San Juan, Puerto Rico 00927	2,809,746 (2)	20.41%

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(1)	Based upon filings made pursuant to the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act of 1934”), and information furnished by the respective individuals and entities.

(2)	The amount set forth in the table for Mr. Fernández includes 62,072 shares that may be received upon the exercise of stock options within 60 days. While Mr. Fernández may be deemed to beneficially own the 62,072 shares subject to options that may be exercised within 60 days for purposes of the Securities Exchange Act of 1934, as a result of his having elected to receive qualified stock options pursuant to the stock option plans, under Puerto Rico law the aggregate fair market value of shares (determined as of the time of grant) for which Mr. Fernández may exercise stock options for the first time in any calendar year cannot exceed $100,000. The amount also includes 3,382 shares owned by Mr. Fernández through the Bank’s 401(k)/1165(e) Plan (as such term is defined hereinafter).

     The following table sets forth information as to the number of shares of each class of equity securities of the Company beneficially owned by its directors, Named Executive Officers (as such term is defined hereinafter), and other executive officers as of July 31, 2002:

	Amount and Nature of			Amount and Nature of	Percent of
	Beneficial Ownership		Percent of	Beneficial Ownership	Preferred
Name	of Common Stock(3)		Common Stock(4)	of Preferred Stock(3)	Stock(5)

Directors
Pablo I. Altieri, M.D.	149,237	(6)	—	0	0
Efrain Archilla	7,897	(7)	—	0	0
José Enrique Fernández	2,809,746	(8)	20.41%	24,000	1.79%
Julian S. Inclan	57,235	(9)	—	17,049	1.27%
Diego Perdomo, C.P.A	262,990	(10)	1.91%	0	—
Alberto Richa-Angelini	15,267	(11)	—	1,000	—
Emilio Rodriguez, Jr.	22,081	(12)	—	0	0
Francisco Arriví	1,237	(13)	0	0	0
Miguel Vazquez-Deynes	0		0	0	0
Named Executive Officers
José Enrique Fernández	2,809,746	(14)	20.41%	24,000	1.79%
José Rafael Fernández	65,689	(15)	—	0	0
Elí E. Díaz	17,625	(16)	—	0	0
Marcial Díaz	33,539	(17)	—	0	0
Rafael Valladares, C.P.A	21,715	(18)	—	0	0

(3)	Based on information furnished by the respective individuals. Under applicable regulations, shares are deemed to be beneficially owned by a person if he/she directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he/she has any economic interest in the shares. Unless otherwise indicated, the named beneficial owner has sole voting and investment power with respect to the shares, subject in the case of those directors who are married to the conjugal property laws of Puerto Rico. Under applicable regulations, a person is deemed to have beneficial ownership of any shares of capital stock which he/she has a right to acquire within 60 days, including pursuant to the exercise of outstanding stock options, and to all shares subject to options or other rights of acquisition acquired in connection with or as a participant in any transaction involving a change in control. Shares of capital stock which are subject to stock options or other rights of acquisition are deemed to be outstanding for the purpose of computing the percentage of outstanding capital stock owned by such person or group but are not deemed outstanding for the purpose of computing the percentage of capital stock owned by any other person or group.

(4)	Unless otherwise indicated, each of the persons named in the table beneficially holds less than 1% of the outstanding shares of Common Stock.

(5)	Unless otherwise indicated, each of the persons named in the table beneficially holds less than 1% of the outstanding shares of Preferred Stock.

(6)	This amount includes 4,674 shares that he may acquire upon the exercise of stock options within 60 days.

(7)	This amount includes 4,674 shares that he may acquire upon the exercise of stock options within 60 days.

(8)	This amount includes 62,072 shares that he may acquire upon the exercise of stock options within 60 days. It also includes 3,382 shares that he owns through the Bank’s 401(k)/1165(e) Plan.

(9)	This amount includes 4,674 shares that he may acquire upon the exercise of stock options within 60 days.

(10)	This amount includes 4,674 shares that he may acquire upon the exercise of stock options within 60 days.

(11)	This amount includes 4,674 shares that he may acquire upon the exercise of stock options within 60 days.

(12)	This amount includes 4,674 shares that he may acquire upon the exercise of stock options within 60 days.

(13)	This amount includes 1,237 shares that he may acquire upon the exercise of stock options within 60 days.

(14)	See note 8 above.

(15)	This amount includes 41,707 shares that he may acquire upon the exercise of stock options within 60 days. It also includes 1,332 shares that he owns through the Bank’s 401(k)/1165(e) Plan.

(16)	This amount includes 10,315 shares that he may acquire upon the exercise of stock options within 60 days. It also includes 6,760 shares that he owns through the Bank’s 401(k)/1165(e) Plan.

(17)	This amount includes 14,714 shares that he may acquire upon the exercise of stock options within 60 days.

(18)	This amount includes 17,645 shares that he may acquire upon the exercise of stock options within 60 days.

     As of July 31, 2002, all of the Company’s directors, nominees for director, Named Executive Officers, and other executive officers as a group (20 persons) beneficially owned 3,552,876 shares of Common Stock or approximately 25.78% of the outstanding shares of Common Stock, and 42,049 shares of Preferred Stock or approximately 3.14% of the outstanding shares of Preferred Stock.

INFORMATION WITH RESPECT TO DIRECTORS
WHOSE TERMS CONTINUE AND EXECUTIVE OFFICERS
WHO ARE NOT DIRECTORS

     Set forth below is certain information with respect to each director whose term continues.

Directors Whose Terms Expire In 2003

José Enrique Fernández (Age 58) - Chairman of the Board of Directors of the Bank since December 1, 1988 and President and Chief Executive Officer of the Bank since September 1, 1988. Chairman of the Board of Directors, President and Chief Executive Officer of the Company since June 1996. Mr. Fernández was President and Chief Executive Officer of Drexel Burnham Lambert Puerto Rico Incorporated, San Juan, Puerto Rico, from October 1984 to April 1988. He was President and Chief Executive Officer of A.G. Becker Puerto Rico from 1978 to September 1984, and Vice President-Associate Manager of Prudential Bache Securities from 1965 to 1978. Mr. Fernández also serves as a member of the Board of Trustees of the University of Notre Dame, South Bend, Indiana, and as a member of the Board of Trustees of the YMCA Retirement Fund, New York, New York. He served from 1997 to 1998 as a member of the Board of Trustees of the Sacred Heart University, San Juan, Puerto Rico.

Efrain Archilla (Age 48) - Director of the Company since 1991 (including terms as director of the Bank). He is President and General Manager of WYQE-FM, Radio Yunque 93 FM in Naguabo and Fajardo, Puerto Rico, since 1994. Mr. Archilla has been an operations consultant to WALO-AM Radio Oriental, Inc. and Ochoa Broadcasting Corp. since 1993. He was General Manager of WALO Radio Station from 1973 to 1994, and Vice President and Treasurer of Ochoa Broadcasting Corp. and Radio Oriental, Inc. from 1975 to 1994. He served as President of the Puerto Rico Broadcasters Association from 1988 to 1992, and currently is the President of that organization. He also served as President of the Puerto Rico Numismatic Society from 1983 to 1984, President of the Eastern Region Arts and Culture Foundation and of the Humacao Chapter of the Puerto Rico Chamber of Commerce in 1992, and President of the Humacao Rotary Club in 1995.

Julian S. Inclan (Age 53) - Director of the Company since 1995 (including terms as director of the Bank). President of American Paper Corporation (distributor of fine papers, office supplies and graphic art supplies) in San Juan, Puerto Rico, since September 1994. Mr. Inclan has served as Managing General Partner of Calibre, S.E. (a real estate investment company) since 1991, and as President of Inclan Realty (a real estate development company), San Juan, Puerto Rico, since 1991. He is also the President of Inmac Corporation (a leasing and investment company that is currently inactive), San Juan, Puerto Rico, since 1989. From 1978 to 1982 he served as Vice President and General Manager of St. Regis Paper and Bag, a division of Puerto Rican Cement Co., Inc. (a publicly-traded company), San Juan, Puerto Rico.

Directors Whose Terms Expire In 2004

Emilio Rodriguez, Jr. (Age 53) - Director of the Company since 1992 (including terms as director of the Bank). He is the President of Milrod Enterprises, San Juan, Puerto Rico, since May 1998. Mr. Rodriguez was the President of Almacenes Rodriguez, Inc., Santurce, Puerto Rico, from May 1973 to May 1998. He has also served as Secretary of the Board of Directors of E&C Computers, Inc., San Juan, Puerto Rico, since 1982.

Alberto Richa-Angelini (Age 61) - Director of the Company since 1990 (including terms as director of the Bank). He has been a Director of Development for Empresas Fonalledas, Inc., San Juan, Puerto Rico, since February 1998. He worked as a consulting engineer for Resort Builders, S.E. (a construction company), Isla

Verde, Puerto Rico, from February 1996 to February 1998. He served as Executive Vice President and Chief Operating Officer of Rexach Construction Company, Inc., San Juan, Puerto Rico, from April 1990 to February 1996, and as Executive Vice President — Administration of the same company from 1984 to April 1990. He served as President of the Associated General Contractors of America, Puerto Rico Chapter, and served on its Board of Directors for ten years.

Miguel Vazquez-Deynes (Age 64) - Director of the Company since 2002 (including terms as director of the Bank). Mr. Vazquez-Deynes was the President and Chief Executive Officer of Triple-S Management Corp. (an insurance company in Puerto Rico) from 1990 to 2001. He served as the President and General Manager for Puerto Rico and northern Latin American operations of NCR Corporation from 1987 to 1990. He was Vice President and General Manager of Automotive Equipment, Inc. from 1965 to 1969. In 1969, he began working as a branch manager for MAI del Caribe, Inc., and later became President of that company until 1979. He has also served in the boards of directors of several corporations and non-profit organizations, including: Puerto Rico Art Museum (Chairman 2001), Ethics Committee of the Puerto Rico Chamber of Commerce (Chairman 1998), Luis Muñoz Marin Foundation (director 1997), Puerto Rico Insurance Company Association (ACODESE) (Treasurer 1997), GM Group, Inc. (director 1994 - present), San Juan Rotary Club (director 1990 — present), Puerto Rico Chamber of Commerce (President 1994 — 1996; First Vice President 1992 - 1994), Puerto Rico National Guard Military Stores (Vice President 1992 - 1994), Ashford Medical Presbyterian Hospital (Vice President 1984 - 1986), Puerto Rico Manufacturer’s Association (Chairman of the Resolutions Committee 1984 — 1985).

Executive Officers Who Are Not Directors

     The following information is supplied with respect to the Named Executive Officers and the other executive officers of the Company who do not serve on the Board of Directors. There are no arrangements or understandings pursuant to which any of the following executive officers was selected as an officer of the Company. As mentioned before, except for José Enrique Fernández, Chairman of the Board, President and Chief Executive Officer of the Company and the Bank, who is the father of José E. Fernández-Richards, an executive officer of the Company, no other executive officer is related to any other director or executive officer of the Company by blood, marriage or adoption (excluding those that are more remote than first cousin).

José Rafael Fernández (Age 39) - Senior Executive Vice President of the Company and President of Oriental Financial Services Corp., the Company’s securities broker-dealer subsidiary, since June 2001. He is also the President and Chairman of the Board of Directors of Puerto Rico Growth Fund, Inc. (a Puerto Rico registered open- end, management investment company). He was Executive Vice President of Oriental Financial Services Corp. from 1999 to 2001, and Senior Vice President of such entity from 1997 to 1999. Also, he was Vice President of Sales and Marketing of Oriental Financial Services Corp. from 1993 to 1997. He joined the Bank in 1991 as an Assistant Vice President of the Treasury Department and in 1992 was in charge of the Bank’s sales and marketing efforts for individual retirement accounts. He is a member of the Board of Trustees of the Sacred Heart University, San Juan, Puerto Rico and of the Board of Directors of Advanced Imaging Interventional Center, Inc., Bayamon, Puerto Rico.

Elí E. Díaz (Age 55) - Executive Vice President of the Company since June 1999. He has been the Senior Vice President of the Commercial Loan Division of the Bank since January 2001. He was the Senior Vice President of Branch Administration and Consumer Loans of the Bank from May 1995 to December 2000. He was Vice President of Branch Administration and Consumer Loans of the Bank from May 1993 to May 1995. Mr. Díaz was a private consultant to financial enterprises from March 1988 to May 1993 and President and Chairman of the Board of Directors of Pioneer Finance Corporation, San Juan, Puerto Rico, from 1987 to 1992. He also served as Senior Vice President of Caguas Central Federal Savings Bank, San Juan, Puerto Rico, from March 1985 to February 1988; Vice President of Citicorp Acceptance Corporation, Los Angeles, California, from October 1982 to February 1985; Vice President and Senior Credit Officer of Citibank, N.A., San Juan, Puerto Rico, from April 1979 to October 1982; and President of General Discount Corporation, Allentown, Pennsylvania, from November 1969 to March 1976.

Marcial Díaz (Age 39) - Executive Vice President of the Company in charge of the Bank’s mortgage banking operations since October 1999. He was Senior Vice President of the Bank from 1997 to 1999, and Vice President and Marketing Manager of the Bank from 1994 to 1997 and from 1989 to 1994, respectively. He was also a loan production supervisor at Banco Central Hispano, San Juan, Puerto Rico, from 1987 to 1989, and a marketing representative for Doral Mortgage Corporation, San Juan, Puerto Rico, from 1985 to 1987. Mr. Díaz is a member of the Puerto Rico Association of Realtors and a member of the Board of Directors of the San Juan Board of Realtors and of the Mortgage Loan Officers Association.

Rafael Valladares, C.P.A. (Age 45) - Senior Vice President and Principal Financial Officer of the Company since June 1998. He was Senior Vice President and Comptroller of PonceBank, Ponce, Puerto Rico, from February 1985 to June 1998, and a senior auditor of Deloitte & Touche LLP, San Juan, Puerto Rico, from 1978 to 1984. Mr. Valladares is a certified public accountant.

Andres Muñiz (Age 46) - Senior Vice President of the Company since February 1997. He has been the Senior Vice President of Branch Sales and Marketing of the Bank since November 2000. He was the Senior Vice President of Communications of the Bank from February 1997 to November 2000. He was the Bank’s Vice President of Marketing from 1993 to 1997. Before joining the Bank in 1993, Mr. Muñiz was a senior account executive at De La Cruz and Associates (an advertising firm), San Juan, Puerto Rico, from 1988 to 1993; an account executive at Merced, Benitez and Machin (an advertising firm), San Juan, Puerto Rico, from 1987 to 1988; Marketing Manager at Caribbean Restaurants (local Burger King franchisee), San Juan, Puerto Rico, from 1985 to 1987; and Promotion Manager at Colgate Palmolive, San Juan, Puerto Rico, from 1982 to 1985.

Juan D. Berrios, Esq. (Age 55) - Senior Vice President and Manager of the Bank’s mortgage banking operations since January 2002. He was the Bank’s Trust Officer from September 2000 to December 2001. He is also the Secretary and Vice President of Puerto Rico Growth Fund, Inc. (a Puerto Rico registered open-end, management investment company). Mr. Berrios joined the Bank in 1989 as Vice President of Mortgage Lending. In 1994, he was appointed Vice President of the Mortgage Servicing Department. In 1997, he was promoted to Senior Vice President in charge of Leasing and Collections and later that same year he was named Senior Vice President of Mortgage Operations. Before joining the Bank, Mr. Berrios was for 13 years the Regional Manager of the Mortgage Guaranty Insurance Corporation; worked as a consultant to Doral Mortgage Corp.; practiced law; and was the Director of Banco Central Hispano’s Mortgage Department.

Elmer Garrastazú, C.P.A., C.I.A. (Age 39) - Senior Vice President of Operations for the Company since September 2001. He was the Comptroller of Cadierno Corporation (a liquor and food stuff distributor), Guaynabo, Puerto Rico, from 1994 to 2001; Vice President and General Auditor of the Puerto Rico Economic Development Bank, Hato Rey, Puerto Rico, from 1990 to 1994; and Supervising Senior Auditor at KPMG Peat Marwick, Hato Rey, Puerto Rico, from 1986 to 1990. Mr. Garrastazú is a certified public accountant and a certified internal auditor. Also, he is a member of the American Institute of Certified Public Accountants, the Puerto Rico Society of Certified Public Accountants and the Institute of Internal Auditors.

Luis Alejandro, C.P.A., C.I.S.A. (Age 41) - Senior Vice President of Branch Administration for the Bank since July 2001. He was First Vice President of Electronic Banking of the Bank from January 2000 to June 2001; Vice President of Banking Operations of the Bank from January 1995 to December 1999; and General Auditor of the Bank from April 1990 to December 1994. Before joining the Bank in 1990, Mr. Alejandro was a Senior Auditor of Ernst and Young from May 1985 to March 1990. Mr. Alejandro is a certified public accountant and a certified information systems auditor. He has been a member of the Puerto Rico Society of Certified Public Accountants since 1985. He has also been a member of the Information Systems Audit and Control Association since 1994.

José E. Fernández-Richards (Age 34) - Senior Vice President of Marketing for the Company since August 2001. He was the Director of Brand and Product Marketing for Encirq Corporation, San Francisco, California, from 2000 to 2001; General Manager and Vice President of Marketing for Planet Live, Inc., San Francisco, California, from 1999 to 2000; Management Supervisor at Saatchi & Saatchi Advertising, San Francisco, California, from 1997 to 1999; Account Supervisor at J. Walter Thompson, San Francisco, California, from 1995 to 1997; and

Account Supervisor at Young and Rubicam, San Francisco, California; from 1990 to 1995. Mr. Fernández earned a Marketing Degree from the University of Notre Dame in South Bend, Indiana. He is a member of the American Marketing Association.

Frederick J. Rodriguez (Age 44) - Vice President of Treasury Operations for the Company since 1999. Joined the Company’s institutional sales force in April 1994. Mr. Rodriguez is responsible for the Company’s treasury operations, for managing the Company’s business relationship with certain securities broker-dealers, and for the sales coverage of local financial institutions. Prior to joining the Company, he worked at Merrill Lynch, Chase Capital Markets, Prudential Bache and Kidder Peabody. He is a registered NASD Series 7.

Milton Jiménez (Age 58) - Senior Vice President and Management Information Systems (MIS) Director for the Bank since 1992. Mr. Jiménez served as Vice President and Computer Center Director for Banco Santander Puerto Rico form 1978 to 1992. He was a programmer/system analyst for Banco Crédito Puerto Rico from 1965 to 1978.

BOARD MEETINGS AND COMMITTEES

     The Company’s Board of Directors held eleven meetings during the fiscal year ended June 30, 2002. The Company has two standing committees: Audit and Compensation (each as described below). The Board members also serve on the Board of Directors of the Bank, the principal subsidiary of the Company. During fiscal year 2002, directors received a fee of $750 for each Board meeting attended and $250 for each committee meeting attended. On June 25, 2002, such fees were increased to $900 per Board meeting attended and $300 per committee meeting attended. Only directors who are not officers of the Company, including its subsidiaries, receive fees for attendance at such meetings. No director attended fewer than 75% of the meetings held in fiscal year 2002, including meetings of committees on which he served during the year.

     The Audit Committee assists the Board of Directors in its oversight of the Company’s financial reporting process. Its primary duties include serving as an independent and objective party to monitor the Company’s financial reporting process and internal control systems; reviewing and appraising the audit efforts of the Company’s independent auditors and internal auditing department; and providing an open way of communication among the Company’s independent accountants, financial and senior management, internal auditing department and the Board of Directors. The members of this committee are Messrs. Diego Perdomo, C.P.A., Alberto Richa Angelini and Efrain Archilla. The committee met eleven times in fiscal year 2002. The Audit Committee operates pursuant to a written charter that has been approved and adopted by the Board of Directors. A copy of the charter is included as Appendix A to this Proxy Statement. The Audit Committee is composed only of non-employee directors, each of whom is “independent,” as defined in the listed company rules of the New York Stock Exchange.

     The Compensation Committee reviews and evaluates on a yearly basis the salary increases and bonuses of all of the Company’s executive officers and makes recommendations to the Board of Directors. The Compensation Committee also administers the various stock option plans of the Company and is given absolute discretion to, among other things, construe and interpret the plans; to prescribe, amend and rescind rules and regulations relating to the plans; to select the persons to whom options will be granted to determine the number of shares subject to each option; and to determine the terms and conditions to which each grant and/or exercise of options is subject. The members of this committee are Messrs. Alberto Richa Angelini, Emilio Rodriguez, Jr. and Julian S. Inclan. The committee met six times in fiscal year 2002.

     The Board of Directors does not have a standing nominating committee. Nominations are made by the Board of Directors. Although the Board of Directors will consider nominees recommended by stockholders, it has not actively solicited recommendations for nominees from stockholders nor has it established procedures for this purpose. Article I, Section 13 of the Company’s By-laws provides that stockholders entitled to vote for the election of directors may name nominees for election to the Board of Directors. Any such nominations must be submitted to the Secretary of the Company in writing at least five days prior to the Annual Meeting. The Company is not required to include nominations of stockholders in this Proxy Statement; however, if such a nomination is properly made, ballots will be provided for use by stockholders at the Annual Meeting bearing the name of such nominee(s).

EXECUTIVE COMPENSATION

     The following tables summarizes the total compensation for the Company’s President and Chief Executive Officer and the four most highly paid executive officers of the Company, who were serving as executive officers at the end of fiscal year 2002 (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

		Annual			Long-Term
		Compensation			Compensation

Name and	Fiscal			Other Annual	Securities Underlying
Principal Position	Year	Salary ($)	Bonus ($)	Compensation ($)*	Options (#)

José Enrique Fernández	2002	400,000	150,000	47,635	60,000
Chairman, President and Chief	2001	360,000	0	38,400	0
Executive Officer	2000	360,000	260,000	38,400	0

José Rafael Fernández	2002	200,000	100,000	36,000	20,000
Senior Executive Vice President	2001	170,000	75,000	30,000	105,000
	2000	130,000	130,000	30,000	12,500

Elí E. Díaz	2002	150,000	65,000	30,000	10,000
Executive Vice President	2001	146,250	65,000	30,000	37,500
	2000	142,500	130,000	30,000	12,500

Marcial Díaz	2002	131,833	80,000	28,000	15,000
Executive Vice President	2001	111,958	50,000	22,250	52,500
	2000	90,000	80,000	24,000	37,500

Rafael Valladares	2002	150,000	50,000	24,000	0
Senior Vice President and Principal	2001	177,500	50,000	24,000	57,500
Financial Officer	2000	125,000	75,000	24,000	12,500

* Consists of a car allowance

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The table below provides information regarding the options granted to the Named Executive Officers during fiscal year 2002 under the 1996 Incentive Stock Option Plan:

					Potential Realizable
		Percent of			Values at Assumed Annual
		Total			Rates of Stock Appreciation
	Options	Options	Exercise
Name	Granted	Granted	Price	Expiration Date	5%	10%

José Enrique Fernández	60,000	5.05%	$20.16	April 2, 2012	$334,190	$738,473
José Rafael Fernández	0	—	—	—	—	—
Elí E. Díaz	10,000	0.84%	$20.16	April 2, 2012	$55,698	$123,079
Marcial Díaz	0	—	—	—	—	—
Rafael Valladares	0	—	—	—	—	—

     The table below provides information regarding the options granted to the Named Executive Officers during fiscal year 2002 under the 1998 Incentive Stock Option Plan:

					Potential Realizable Values at
		Percent of			Assumed Annual Rates
		Total			of Stock Appreciation
	Options	Options	Exercise
Name	Granted	Granted	Price	Expiration Date	5%	10%

José Enrique Fernández	0	—	—	—	—	—
José Rafael Fernández	20,000	1.68%	$20.16	April 2, 2012	$111,397	$246,158
Elí E. Díaz	0	—	—	—	—	—
Marcial Díaz	15,000	1.26%	$20.16	April 2, 2012	$83,548	$184,618
Rafael Valladares	0	—	—	—	—	—

AGGREGATED OPTION/SAR EXERCISES
IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION/SAR VALUES

			Number of	Unexercised
			Unexercised	In-the-Money
			Options/SARs at	Options/SARs at
			Fiscal Year-End	Fiscal Year-End

	Shares Acquired		Exercisable/	Exercisable/
Name	on Exercise (#)	Value Realized ($)	Unexercisable (#)	Unexercisable ($)

José Enrique Fernández	34,098	150,240	62,024/132,238	451,625/1,741,774
José Rafael Fernández	0	—	18,328/146,498	223,496/1,883,786
Elí E. Díaz	13,665	186,530	0/62,248	0/820,070
Marcial Díaz	8,248	83,222	4,399/79,899	67,525/1,067,655
Rafael Valladares	0	—	7,330/70,583	149,972/887,006

Employment Agreements

José Enrique Fernández

     On April 4, 2002, the Bank and José Enrique Fernández entered into an employment agreement for a term of three years, which supercedes and replaces a previous employment agreement dated December 22, 1998, between the Bank and Mr. Fernández. The agreement provides for an increase in salary to $400,000 in fiscal year 2003, and further increases to $450,000 in fiscal year 2004 and to $500,000 in fiscal year 2005, and an annual automobile and expense allowance of $38,400. The agreement also provides that the Bank will pay for Mr. Fernández’s membership in such social and business clubs that in his judgment are reasonably necessary for the performance of his Bank-related duties. Also, under the agreement, the Bank will pay for a 10-year term life insurance policy in the amount of $1,500,000, covering the life of Mr. Fernández, for the benefit of Mr. Fernández’ estate. The agreement also provides that, during its term, the Board of Directors will nominate and recommend to the stockholders the election of Mr. Fernández as a director at any election of directors in which his term as a director will expire, and, if elected, the Board of Directors will name Mr. Fernández to the position of Chairman. Pursuant to the agreement, the Bank caused to be granted to Mr. Fernández options to purchase 60,000 shares of Common Stock. The stock options may be exercised by Mr. Fernández during a period commencing on the first anniversary and ending on the tenth anniversary of the agreement. Notwithstanding the above limitations, these stock options will become immediately exercisable if Mr. Fernández dies or is disabled, retires from employment with the Bank, or if there occurs a “change in control” of the Bank. The options shall survive one year after termination of the agreement, unless termination is the result of Mr. Fernández’s illegal conduct or gross misconduct materially injurious to the Company, or; a regulatory order, or; as a result of appointment by court or other public authority of a legal custodian for the Company for the purpose of liquidation.

     The agreement may be terminated by the Bank for “just cause” (as such term is defined in the agreement) at any time. In the event employment is terminated for “just cause,” Mr. Fernández will have no right to compensation or other benefits for any period after such termination. The agreement also provides for payments and other benefits for Mr. Fernández if there occurs a “change in control” of the Bank or in the event of involuntary termination of employment in connection with any “change in control” of the Bank, as defined therein. The term “change in control” is defined to include any of the following: (i) a change in control as defined in 12 U.S.C. § 1817(j) and 12 C.F.R. § 303.4, or (ii) a change in control that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act of 1934”) or (iii) when during any period of two consecutive years during the term of the agreement, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office, who were directors at the beginning of the period.

     The agreement also provides that Mr. Fernández may terminate his employment for “good reason,” which includes: (i) failure by the Bank to comply with any material provision of the agreement, which failure has not been cured within ten (10) days after notice thereof has been given by Mr. Fernández to the Bank; and (ii) any purported termination of Mr. Fernández’s employment which is not effected pursuant to a notice of termination satisfying certain requirements set forth in the agreement.

     In the event that there occurs a “change in control,” or if Mr. Fernández is terminated other than for “just cause” and in connection with a “change in control,” the Bank will pay Mr. Fernández an amount equal to the aggregate annual compensation paid or payable to him (including salary, bonus, car allowance and the value of any other benefits provided to Mr. Fernández) during the year in which the termination occurs multiplied by 3.00. The payment is to be made in a lump sum on or before the fifth (5th) day following the date of termination. If Mr. Fernández terminates his employment for “good reason,” the severance payments from the Bank will be equal to the aggregate annual compensation paid or payable to Mr. Fernández (including salary, bonus, car allowance and the value of any other benefits provided to Mr. Fernández) during the year in which the termination occurs multiplied by 2.00. The severance payment is to be made in a lump sum on or before the fifth (5th) day following the date of termination. If Mr. Fernández had been terminated for other than “just cause” as of June 30, 2002, he would have been entitled to a severance payment of approximately $1,315,200. If Mr. Fernández had terminated his employment for “good reason,” as of June 30, 2002, he would have been entitled to a severance payment of approximately $876,800.

     The agreement contains provisions restricting Mr. Fernández’ ability to engage or participate in, become a director of, or render advisory or other services to any firm or entity competitive with the Bank. The agreement does not contain any provision restricting Mr. Fernández’s right to compete against the Bank upon termination of employment.

José Rafael Fernández

     On February 16, 2001, the Company and José Rafael Fernández entered into an employment agreement for a term of two and a half years. The agreement provides for a minimum base salary of $200,000 from January 1, 2001, through June 30, 2002; $250,000 from July 1, 2002, through June 30, 2003, and $285,000 from July 1, 2003, through June 30, 2004; an annual automobile and expense allowance of $30,000; an annual allowance of $6,000 during the first year of the agreement and $10,000 per year from January 1, 2002, to the expiration of the term of the agreement for membership expenses for social and business clubs that in the judgment of the Company’s Chief Executive Officer are reasonably appropriate to the performance of the duties of Mr. Fernández pursuant to the agreement; and an annual performance bonus of not less than $100,000 commencing in fiscal year 2002. The agreement contains a provision for automatic one- year extensions of said agreement unless terminated by either party. Any salary increases for this agreement, or extensions thereof, shall be mutually agreed to by the Company and Mr. Fernández. The agreement also provides that Mr. Fernández will be entitled to participate in, and receive the benefits of, any stock option plan, profit sharing plan or other plans, benefits and privileges given to employees and executives of the Company for which Mr. Fernández may qualify. Such benefits will be provided to Mr. Fernández while he is employed under the terms of the agreement or any extension thereof. Pursuant to the agreement, the Company granted Mr. Fernández options to purchase not less than

20,000 shares of Common Stock starting in fiscal year 2002. The stock options may be exercised by Mr. Fernández during a period commencing on the first and ending on the tenth anniversary of the agreement. Notwithstanding the above limitations, these stock options will become immediately exercisable if Mr. Fernández dies, is disabled, retires from employment with the Company or if there occurs a change in control of the Company. The options shall survive one year after termination of the agreement, unless termination is the result of Mr. Fernández’s illegal conduct or gross misconduct materially injurious to the Company, or a regulatory order, or; as a result of appointment by court or other public authority of a legal custodian for the Company for the purpose of liquidation.

     The agreement may be terminated by the Company for “just cause” (as such term is defined in the agreement) at any time. In the event that employment is terminated for “just cause,” Mr. Fernández will have no right to compensation or other benefits for any period after such termination. The agreement also provides for payment and other benefits for Mr. Fernández if there occurs a “change in control” of the Company or in the event of involuntary termination of employment in connection with any “change in control” of the Company, as defined therein. The term “change in control” is defined to include any of the following: (i) a change in control as defined in 12 U.S.C. § 1817(j) and 12 C.F.R. § 303.4; or (ii) a change in control that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934.

     The agreement also provides that Mr. Fernández may terminate his employment for “good reason,” which includes: (i) failure by the Company to comply with any material provision of the agreement, which failure has not been cured within ten (10) days after notice thereof has been given by Mr. Fernández to the Company; and (ii) any purported termination of Mr. Fernández’ employment which is not affected pursuant to a notice of termination satisfying certain requirements set forth in the agreement.

     In the event that there occurs a “change of control,” or if Mr. Fernández is terminated other than for “just cause” and in connection with a “change in control,” the Company will pay Mr. Fernández an amount equal to the aggregate annual compensation paid or payable to him (including salary, bonus, car allowance and the value of any other benefits provided to Mr. Fernández) during the year the termination occurs multiplied by 3.00. The payment is to be made in a lump sum on or before the fifth (5th) day following the date of termination. If Mr. Fernández terminates his employment for “good reason,” the severance payments from the Company will be equal to the aggregate annual compensation paid or payable to Mr. Fernández (including salary, bonus, car allowance and the value of any other benefits provided to Mr. Fernández) during the year in which the termination occurs multiplied by 2.00. The severance payment is to be made in a lump sum on or before the fifth (5th) day following the date of termination. If Mr. Fernández had been terminated for other than “just cause,” as of June 30, 2002, he would have been entitled to a severance payment of approximately $1,107,000. If Mr. Fernández had terminated his employment for “good reason,” as of June 30, 2002 he would have been entitled to a severance payment of approximately $780,000.

     The agreement contains provisions restricting Mr. Fernández’ ability to engage or participate in, become a director of, or render advisory or other services to any firm or entity competitive with the Company for a period of one year subsequent to the termination of the agreement. The agreement further contains provisions protecting the confidential information and trade secrets of the Company while Mr. Fernández is employed by the Company.

Rafael Valladares

     On June 30, 1998, the Company and Rafael Valladares entered into an employment agreement for an initial term of two years. The agreement provided for a minimum base salary of $90,000 in fiscal year 1999, and a further increase to $150,000 in fiscal year 2000, and an annual automobile and expense allowance of $24,000. The agreement contains a provision for automatic one-year extensions of said agreement unless terminated by either party. Any salary increases for this agreement, or extensions thereof, shall be mutually agreed to by the Company and Mr. Valladares. The agreement also provides that Mr. Valladares will be entitled to participate in, and receive the benefits of, any stock option plan, profit sharing plan or other plans, benefits and privileges given to employees and executives of the Company for which Mr. Valladares may qualify. Such benefits will be provided to Mr. Valladares while he is employed under the terms of the agreement or any extension thereof.

     The agreement may be terminated by the Company for “just cause” (as such term is defined in the agreement) at any time. In the event that employment is terminated for “just cause,” Mr. Valladares will have no right to compensation or other benefits for any period after such termination. The agreement also provides for payment and other benefits for Mr. Valladares if there occurs a “change in control” of the Company or in the event of involuntary termination of employment in connection with any “change in control” of the Company, as defined therein. The term “change in control” is defined to include any of the following: (i) a change in control as defined in 12 U.S.C. § 1817(j) and 12 C.F.R. § 303.4; or (ii) a change in control that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934; or (iii) when during any period of two consecutive years during the term of the agreement, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office, who were directors at the beginning of the period.

     The agreement also provides that Mr. Valladares may terminate his employment for “good reason,” which includes: (i) failure by the Company to comply with any material provision of the agreement, which failure has not been cured within ten (10) days after notice thereof has been given by Mr. Valladares to the Company; and (ii) any purported termination of Mr. Valladares’ employment which is not affected pursuant to a notice of termination satisfying certain requirements set forth in the agreement.

     In the event that there occurs a “change of control,” or if Mr. Valladares is terminated other than for “just cause” and in connection with a “change in control,” the Company will pay Mr. Valladares an amount equal to the aggregate annual compensation paid or payable to him (including salary, bonus, car allowance and the value of any other benefits provided to Mr. Valladares) during the year the termination occurs multiplied by 2.00. The payment is to be made in a lump sum on or before the fifth (5th) day following the date of termination. If Mr. Valladares terminates his employment for “good reason,” the severance payments from the Company will be equal to the aggregate annual compensation paid or payable to Mr. Valladares (including salary, bonus, car allowance and the value of any other benefits provided to Mr. Valladares) during the year in which the termination occurs multiplied by 2.00. The severance payment is to be made in a lump sum on or before the fifth (5th) day following the date of termination. If Mr. Valladares had been terminated for other than “just cause,” as of June 30, 2002, he would have been entitled to a severance payment of approximately $672,000. If Mr. Valladares had terminated his employment for “good reason,” as of June 30, 2002 he would have been entitled to a severance payment of approximately $448,000.

     The agreement contains provisions restricting Mr. Valladares’ ability to engage or participate in, become a director of, or render advisory or other services to any firm or entity competitive with the Company. The agreement further contains provisions protecting the confidential information and trade secrets of the Company while Mr. Valladares is employed by the Company. The agreement does not contain any provision restricting Mr. Valladares’ right to compete against the Company upon termination of employment.

Marcial Díaz

     On March 15, 2001, the Company and Marcial Díaz entered into an employment agreement for a term of three years. The agreement provides for a minimum base salary of $126,000 from March 15, 2001, through March 14, 2002, and further increases to $146,000 and $171,000 from March 15, 2002, through March 14, 2003, and from March 15, 2003, through March 14, 2004, respectively, an annual automobile and expense allowance of $18,000; an annual allowance of $10,000 for membership expenses for social and business clubs that in the judgment of the Company’s Chief Executive Officer are reasonably appropriate to the performance of the duties of Mr. Díaz pursuant to the agreement; and an annual performance bonus of not less than $80,000 for fiscal year 2002 and not less than $100,000 for fiscal year 2003 and subsequent fiscal years. The agreement contains a provision for automatic one-year extensions of said agreement unless terminated by either party. Any salary increases for this agreement, or extensions thereof, shall be mutually agreed to by the Company and Mr. Díaz. The agreement also provides that Mr. Díaz will be entitled to participate in, and receive the benefits of, any stock option plan, profit sharing plan or other plans, benefits and privileges given to employees and executives of the Company for which Mr. Díaz may qualify. Such benefits will be provided to Mr. Díaz while he is employed under the terms of the agreement or any extension thereof. Pursuant to the agreement, the Company granted Mr. Díaz options to purchase 15,000 shares of Common Stock at the signing of the agreement and not less than 15,000 shares of Common Stock each year thereafter. The stock options may be exercised by Mr. Díaz during a period commencing on the first and ending on the tenth anniversary of the agreement. Notwithstanding the above limitations, such stock options will become immediately exercisable if Mr. Díaz dies, is disabled, retires from employment with the Company or if there occurs a change in control of the Company. The options shall survive one year after termination of the agreement, unless termination is the result of Mr. Díaz’ illegal conduct or gross misconduct materially injurious to the Company; or a regulatory order, or; as a result of appointment by court or other public authority of a legal custodian for the Company for the purpose of liquidation.

     The agreement may be terminated by the Company for “just cause” (as such term is defined in the agreement) at any time. In the event that employment is terminated for “just cause,” Mr. Díaz will have no right to compensation or other benefits for any period after such termination. The agreement also provides for payment and other benefits for Mr. Díaz if there occurs a “change in control” of the Company or in the event of involuntary termination of employment in connection with any “change in control” of the Company, as defined therein. The term “change in control” is defined to include any of the following: (i) a change in control as defined in 12 U.S.C. § 1817(j) and 12 C.F.R. § 303.4; or (ii) a change in control that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934.

     The agreement also provides that Mr. Díaz may terminate his employment for “good reason,”, which includes: (i) failure by the Company to comply with any material provision of the agreement, which failure has not been cured within ten (10) days after notice thereof has been given by Mr. Díaz to the Company, and (ii) any purported termination of Mr. Díaz’ employment which is not affected pursuant to a notice of termination satisfying certain requirements set forth in the agreement.

     In the event that there occurs a “change of control,” or if Mr. Díaz is terminated other than for “just cause” and in connection with a “change in control,” the Company will pay Mr. Díaz an amount equal to the aggregate annual compensation paid or payable to him (including salary, bonus, car allowance and the value of any other benefits provided to Mr. Díaz) during the year the termination occurs multiplied by 3.00. The payment is to be made in a lump sum on or before the fifth (5th) day following the date of termination. If Mr. Díaz terminates his employment for “good reason,” the severance payments from the Company will be equal to the aggregate annual compensation paid or payable to Mr. Díaz (including salary, bonus, car allowance and the value of any other benefits provided to Mr. Díaz) during the year in which the termination occurs multiplied by 2.00. The severance payment is to be made in a lump sum on or before the fifth (5th) day following the date of termination. If Mr. Díaz had been terminated for other than “just cause,” as of June 30, 2002, he would have been entitled to a severance payment of approximately $822,000. If Mr. Díaz had terminated his employment for “good reason,” as of June 30, 2002, he would have been entitled to a severance payment of approximately $548,000.

     The agreement contains provisions restricting Mr. Díaz’ ability to engage or participate in, become a director of, or render advisory or other services to any firm or entity competitive with the Company for a period of one year subsequent to the termination of the agreement. The agreement further contains provisions protecting the confidential information and trade secrets of the Company while Mr. Díaz is employed by the Company.

401(k)/1165(e) Plan

     All employees of the Company, including its subsidiaries, are eligible to participate in the Bank’s cash or deferred arrangement profit sharing plan (the “401(k)/1165(e) Plan”). The 401(k)/ 1165(e) Plan is qualified under Sections 1165(a) and (e) of the Puerto Rico Internal Revenue Code of 1994, as amended. The 401(k)/1165(e) Plan offers eligible participants eleven investment alternatives, including several U.S. mutual funds, a money-market account, and the Company’s shares of Common Stock. Contributions made through payroll deductions not in excess of 10% of annual base salary or $8,000, whichever is less, may be accumulated per year as before-tax savings. The Bank contributes 80 cents for each dollar contributed by an employee up to $832. The Bank charges its affiliates for amounts contributed by the Bank on their behalf with respect to their employees. The Bank’s matching contribution is invested in shares of Common Stock of the Company. The 401(k)/1165(e) Plan became effective on January 1, 1992. During fiscal year 2002, the Bank contributed 5,637 shares of Common Stock to the 401(k)/1165(e) Plan valued at approximately $143,000 at the time of the contributions.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company operates in a highly competitive industry where the quality, creativity and professionalism of its executive officers is of utmost importance to the success, profitability and growth of the Company. Accordingly, the compensation program of the Company, which is managed by the Compensation Committee, is intended to retain and appropriately reward experienced and well-trained executive officers, align the long-term interests of the executive officers with those of the stockholders and tie total compensation opportunities to the achievement of the Company’s institutional goals and the achievement of goals for each of its subsidiaries.

     The Compensation Committee evaluates the performance of management, reviews the compensation levels of members of management, and evaluates and reviews all aspects of compensation for the Company’s executive officers.

     In evaluating the performance and compensation of all of the executive officers, the Compensation Committee reviews available peer group information for comparable financial institutions or bank holding companies in Puerto Rico and in the United States and assesses the performance in accordance with the overall attainment of the Company’s goals for such fiscal year, which are set forth in the Company’s three-year business plan that is updated and approved by the Board of Directors every fiscal year.

Bonus

     The compensation program for the Company’s executive officers provides for a performance bonus, which purpose is to maximize the efficiency and effectiveness of the Company’s operations. The bonuses that are paid to the executive officers are linked to the performance of the Company as an institution as well as to the performance of each of the Company’s subsidiaries. In addition, in the event the institutional and individual goals are achieved, the bonus amounts that are generally paid to the executive officers are determined so that the total salary and bonus compensation paid to them is competitive with the amounts paid by comparable financial institutions or bank holding companies in Puerto Rico and in the United States.

Long-Term Compensation

     The compensation program for the executive officers also contemplates long-term incentive compensation in the form of stock options granted under the Company’s stock option plans. The Company’s stock option plans provide for ownership of the shares of Common Stock which, in turn, creates a direct relationship between the performance of the Company, as reflected by the market value of the shares of Common Stock, and executive compensation, and further creates a direct link between the interests of the executive officers and the interests of the stockholders.

     The awards are made by the administrators of the Company’s stock option plans, which are the members of the Compensation Committee. The plan administrators are given absolute discretion to select which of the eligible persons will be granted stock options and the amount of stock options to be granted to such persons. In general terms, the plan administrators, in determining such amounts, consider total compensation information obtained from various comparable financial institutions or bank holding companies in Puerto Rico and in the United States that they track, as well as the general trend in total compensation in the financial services industry.

Fiscal Year 2002 Results

     Among the results of operations for fiscal year 2002 that the Compensation Committee placed particular emphasis when it approved the bonuses paid and the stock options granted to the executive officers, which amounts are set forth in separate tables in this Proxy Statement, are the following: (i) the Company reported a net income of $38.5 million ($2.50 diluted per share), an increase of 354.1% compared with fiscal year 2002; (ii) the performance of each of the Company’s subsidiaries; and (iii) the total financial assets owned and managed by the Company grew by 11.3% to $5.0 billion as of June 30, 2002.

Compensation of Chairman, President and Chief Executive Officer

     Mr. José Enrique Fernández, who serves as President, Chief Executive Officer and Chairman of the Board of Directors of the Company and the Bank, negotiated the terms of his agreement with the Bank at arm’s length with the Bank’s Board of Directors. The current terms of Mr. Fernández’s employment, including his salary and certain other compensation arrangements, are described in this Proxy Statement under “EXECUTIVE COMPENSATION - Employment Agreements.”

     Mr. Fernández’s compensation in terms of bonus and any additional stock options granted to him under the Company’s stock option plans was determined in accordance with the Company’s compensation program described above and was based on considerations of competitive industry practice as well as the overall performance of the Company. In making such determination, the Compensation Committee took into consideration the Company’s performance as a whole during fiscal year 2002 (as described above) and the achievement of goals which are geared to ensure the Company’s continued long-term growth and the enhancement of stockholder value, such as the further diversification of the Company’s asset base and the emphasis on expanding the Company’s financial services and non-interest income.

SUBMITTED BY THE COMPENSATION COMMITTEE

Alberto Richa-Angelini Emilio Rodriguez, Jr. Julian S. Inclan

Compensation Committee Interlocks and Insider Participation

     None of the members of the Compensation Committee has served as an officer or employee of the Company or any of its subsidiaries.

AUDIT COMMITTEE REPORT

     The Audit Committee assists the Board of Directors in its oversight of the Company’s financial reporting process. The Audit Committee’s responsibilities are more fully described in its charter, a copy of which is included as Appendix A to this Proxy Statement.

     Management has the primary responsibility for the preparation and integrity of the Company’s financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent auditors are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles.

     In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2002 with the Company’s management and has discussed with Deloitte & Touche LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, Deloitte & Touche LLP has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee has discussed with Deloitte & Touche LLP their independence.

     Based on such reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2002, for filing with the U.S. Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE

Diego Perdomo, C.P.A. Alberto Richa-Angelini Efrain Archilla

INDEBTEDNESS OF MANAGEMENT

     Certain transactions involving loans and deposits were transacted during fiscal year 2002 between the Bank, some of its directors and executive officers, including those of its affiliates, and persons related to or affiliated with such persons. All such transactions were made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of uncollectability or other unfavorable features. At present, none of the loans to such directors and executive officers, including persons related to or affiliated with such persons, is non-performing.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company is required to identify any director, executive officer or person who owns more than ten percent of the Company’s equity securities who failed to timely file with the U.S. Securities and Exchange Commission (the “SEC”) a required report under Section 16(a) of the Securities Exchange Act of 1934. Based solely on the review of copies of such forms and on other information furnished to the Company by such individuals, the Company believes that during and with respect to fiscal year 2002 its directors and executive officers, and persons who own more than ten percent of the Company’s equity securities, timely filed all required reports thereunder.

PERFORMANCE GRAPH

     The stock performance graph below compares the cumulative total stockholder return of the Company’s shares of Common Stock from June 30, 1992, to June 30, 2002, with the cumulative total return of the Standard & Poor (“S&P”) 500 Composite Stock Index and the S&P Financial Index. The S&P 500 Composite Stock Index is a broad index which includes a wide variety of issuers and industries representatives of a cross section of the market. The S&P Financial Index is an index which includes a wide array of financial institutions or bank holding companies comparable to the Company.

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Cumulative Total Return

	6/92	6/93	6/94	6/95	6/96	6/97	6/98	6/99	6/00	6/01	6/02

Oriental
Financial Group	100.00	201.96	341.05	361.58	464.04	848.55	1,406.45	1,250.47	773.46	1,063.35	1,606.15
S&P 500	100.00	113.63	115.23	145.27	183.04	246.56	320.92	393.96	422.51	359.85	295.12
S&P Financial (Diversified)	100.00	100.00	100.00	123.99	164.67	248.39	384.34	489.51	550.32	616.59	495.35

     The Board of Directors recognizes that the market price of the Company’s shares of Common Stock is influenced by many factors, only one of which is the Company’s financial performance. The stock price performance graph shown above is not necessarily indicative of future price performance.

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INDEPENDENT AUDITORS

     The Board of Directors requested and obtained proposals from several accounting firms in Puerto Rico, including PricewaterhouseCoopers LLP, the Company’s former independent auditors, in connection with the Company’s annual and quarterly financial statements for the three fiscal years in the period ending June 30, 2004. After reviewing and considering each proposal, the Audit Committee recommended to the Board of Directors the appointment of Deloitte & Touche LLP as the Company’s independent auditors for fiscal years 2002, 2003 and 2004. On September 25, 2001, the Board of Directors accepted such recommendation and appointed Deloitte & Touche LLP as the Company’s independent auditors for fiscal years 2002, 2003 and 2004. This decision was based on the amount of fees quoted by each firm and the scope of services to be provided.

     PricewaterhouseCoopers LLP’s report on the Company’s financial statements for each of the two fiscal years in the period ended June 30, 2001, did not contain an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope or accounting principles. During such two-year period and the interim period through September 25, 2001, there were no disagreements between the Company and PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedure, which disagreements, if not resolved to PricewaterhouseCoopers LLP’s satisfaction, would have caused them to make reference to such disagreements in their reports on the financial statements for such years.

     Deloitte & Touche LLP, as the Company’s independent auditors for fiscal year 2002, will have a representative present at the Annual Meeting who will have an opportunity to make a brief statement, if he/she so desires, and who will be available to respond to appropriate questions.

Audit Fees

     The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”), for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended June 30, 2002, and for the review of the Company’s quarterly financial statements for that fiscal year were $135,000 (including out-of-pocket expenses of $5,000).

Financial Information Systems Design and Implementation Fees

     Deloitte & Touche did not render professional services to the Company relating to financial information systems design and implementation in fiscal year 2002.

All Other Fees

     The aggregate fees billed by Deloitte & Touche for services rendered to the Company, other than the services described above under “Audit Fees” and “Financial Information Systems Design and Implementation Fees,” in fiscal year 2002 were $1,663,000, including audit-related services of approximately $93,000 and non-audit services of $1,569,000. Audit-related services generally include audits of the Company’s employee benefit plans and subsidiaries.

     The Audit Committee has considered whether the provision of the non-audit services described above is compatible with maintaining the independence of Deloitte & Touche.

STOCKHOLDERS’ PROPOSALS

     Stockholders’ proposals intended to be presented at the 2003 annual meeting of stockholders must be set forth in writing and received by Carlos O. Souffront, Esq., Secretary of the Company, c/o McConnell Valdés, P.O. Box 364225, San Juan, Puerto Rico 00936-4225, no later than June 2, 2003, for inclusion in the Company’s proxy statement and proxy card relating to the 2003 annual meeting of stockholders in order to be considered at such annual meeting.

ANNUAL REPORTS

     A copy of the Company’s annual report to security holders for fiscal year 2002 accompanies this proxy statement. Such annual report is not deemed to be “soliciting material.”

     Upon receipt of a written request, the Company will furnish to any stockholder without charge a copy of the Company’s annual report on Form 10-K, including the consolidated financial statements, for fiscal year 2002, and a list of the exhibits thereto required to be filed with the SEC under the Securities Exchange Act of 1934. Such written request should be directed to Mr. Andres Muñiz, Senior Vice President, Oriental Financial Group Inc., P.O. Box 191429, San Juan, Puerto Rico 00919-1429.

BY ORDER OF THE BOARD OF DIRECTORS

José Enrique Fernández Chairman of the Board, President and Chief Executive Officer
October 1, 2002 San Juan, Puerto Rico

APPENDIX A

Oriental Financial Group Inc.

BOARD OF DIRECTORS’ AUDIT COMMITTEE CHARTER

I.   PURPOSE:

     The primary function of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities by reviewing: (i) the financial reports and other financial information provided by the Company to any governmental body or to the public; (ii) the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and (iii) the Company’s auditing, accounting and financial reporting processes generally. Consistent with this function, the Committee shall encourage continuous improvement of, and shall foster adherence to, the Company’s policies, procedures and practices at all levels. The Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control systems.

•	Review and appraise the audit efforts of the Company’s independent accountants and internal auditing department.

•	Provide an open way of communication among the Company’s independent accountants, financial and senior management, internal auditing department and the Board.

     The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

     The term “Company” shall mean Oriental Financial Group Inc. and its subsidiaries.

II.   COMPOSITION:

     The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be an independent director free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall be financially literate and shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

     The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chairperson is elected by the Board, the members of the Committee may designate a Chairperson by a majority vote of all Committee members.

III. MEETINGS:

     The Committee shall meet at least four times each year and at such other times as it deems necessary to fulfill its responsibilities. As part of its obligation to foster open communication, the Committee shall meet at least annually with management, the director of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters it considers necessary. The Committee shall meet quarterly with the Company’s

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management and independent accountants to review the Company’s financial statements, consistent with Section IV(4) of this Charter.

IV.   RESPONSIBILITIES AND DUTIES:

     To fulfill its responsibilities and duties the Committee shall:

Documents/Reports Review

(1)	Review and update this Charter periodically, as conditions dictate.

(2)	Review the Company’s audited financial statements and any reports or other financial information submitted to any governmental authority, or to the public, including any certification, report, opinion or review rendered by the independent accountants.

(3)	Review the regular internal reports to management prepared by the internal auditing department and the management’s response.

(4)	Review the Company’s annual and quarterly reports on Form 10-K and 10-Q, respectively, prior to their filing or prior to the release of the Company’s earnings.

Independent Accountants

(5)	Recommend to the Board the selection, evaluation and, where appropriate, replacement of the independent accountants, considering the accountants’ independence, performance and effectiveness, and approve the fees and other compensation to be paid to such accountants. On an annual basis, the Committee shall review and discuss with the accountants their formal written statement delineating all relationships between the accountants and the Company, and shall engage in a dialogue with the accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the accountants, and shall recommend that the Board take appropriate action in response to the accountants’ report to satisfy itself of the accountants’ independence.

(6)	Periodically consult with the independent accountants out of the presence of management, about internal controls and the fullness and accuracy of the Company’s financial statements.

Financial Reporting Processes

(7)	In consultation with the independent accountants and internal auditors, review the integrity of the Company’s financial reporting processes, both internal and external.

(8)	Consider the independent accountants’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

(9)	Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the independent accountants, management or the internal auditing department.

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Process Improvement

(10)	Establish regular and separate systems for reporting to the Committee any significant judgments made by management, the independent accountants or the internal auditors in management’s preparation of the Company’s financial statements, and the opinion of each as to the appropriateness of such judgments.

(11)	Following completion of the annual audit, review separately with management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

(12)	Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

(13)	Review with management, the independent accountants and the internal auditing department the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. (This review shall be conducted at an appropriate time subsequent to the implementation of any such changes or improvements, as decided by the Committee.)

Ethical and Legal Compliance

(14)	Obtain reports from management, the independent accountants and the internal auditors that the Company is in conformity with applicable legal requirements and with the Company’s Code of Conduct.

(15)	Review management’s monitoring of compliance with the Company’s Code of Conduct, and ensure that management has the proper review system in place to ensure that the Company’s financial statements, reports and other financial information disseminated to governmental and/or regulatory organizations, and to the public satisfy applicable legal and/or regulatory requirements.

(16)	Review activities, organizational structure, and qualifications of the internal audit department.

(17)	Review, with the Company’s counsel, legal compliance matters including corporate securities trading policies.

(18)	Review, with the Company’s counsel, any legal matter that could have a material effect on the Company’s financial statements.

(19)	Perform from time to time any other activities consistent with this Charter, the Company’s Certificate of Incorporation and By-laws, and applicable laws, rules or regulations, as the Committee or the Board deems necessary or appropriate.

ORIENTAL FINANCIAL GROUP INC	REVOCABLE PROXY

     This proxy is solicited on behalf of the Board of Directors of Oriental Financial Group Inc. for use only at the annual meeting of stockholders to be held on October 28, 2002, and at any adjournment or postponement of that meeting. This proxy may be revoked by the undersigned at any time before it is exercised.

     The undersigned, being a stockholder of Oriental Financial Group Inc. (the “Company”), hereby authorizes the Board of Directors of the Company or any successors in their respective positions, as proxies with full powers of substitution, to represent the undersigned at the annual meeting of stockholders of the Company to be held at conference room 9-A of the McConnell Valdés law offices located at 270 Muñoz Rivera Avenue, 9th Floor, San Juan, Puerto Rico, on Monday, October 28, 2002, at 10:00 a.m., and at any adjournment or postponement of that meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

1.   ELECTION OF DIRECTORS

☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHOUT AUTHORITY to vote for all nominees listed below.

To serve until the 2004 annual meeting of stockholders: Mr. Miguel Vazquez-Deynes. To serve until the 2005 annual meeting of stockholders: Messrs. Pablo I. Altieri, M.D., Diego Perdomo, C.P.A., and Francisco Arriví.

INSTRUCTIONS: To withhold authority to vote or to cumulate the votes for one or more of the above nominee(s), write the name(s) of the nominee(s) and the manner in which such votes shall be withheld or cumulated in the space provided below.

Number of Votes
Name	(Withheld or Cumulated, Please Specify)

     In their discretion, the proxies are authorized to vote this proxy with respect to (i) the approval of the minutes of the last meeting of stockholders; (ii) the election of any person as director if any nominee is unable to serve or, for good cause, will not serve; (iii) matters incident to the conduct of the annual meeting; and (iv) such other matters as may properly come before the annual meeting. Except with respect to procedural matters incident to the conduct of the annual meeting, management at present knows of no other business to be brought before the meeting other than those matters described in the accompanying proxy statement.

     Shares of common stock of the Company will be voted as specified in this proxy. In the absence of any express indication that the shares to be voted should be cumulated in a particular fashion, the votes represented by executed proxies will be distributed equally among the four nominees or in such other fashion as will most likely ensure the election of the nominees. If no specification is made above, shares will be voted “FOR” Proposal 1: “Election of Directors”. This proxy cannot be voted for any person who is not a nominee of the Company’s Board of Directors.

     The undersigned hereby acknowledges receipt of the accompanying proxy statement for the annual meeting prior to signing this proxy.

Date: _____________________________, 2002

Signature

Signature, if held jointly

Please sign exactly as your name(s) appear(s) on this proxy. When signing in a representative capacity, please give your title.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY USING THE ENCLOSED ENVELOPE.